UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

S.Y. BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky 40206

(Address of principal executive offices)

(502) 582-2571

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 19, 2012, S.Y. Bancorp, Inc. (“SYB”), Sanders Merger Sub, Inc., a wholly owned subsidiary of SYB (“Merger Sub”), and The Bancorp, Inc. (“Bancorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Bancorp will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and as a wholly owned subsidiary of SYB (the “Merger”).  The Merger has been approved by the boards of directors of each of SYB and Bancorp.  The Merger Agreement also contemplates that, immediately following the Merger, Merger Sub will merge with and into SYB, with SYB continuing as the surviving corporation (the “Holding Company Merger”) and that immediately following the Holding Company Merger, THE BANK — Oldham County, Inc., a wholly-owned bank subsidiary of Bancorp, will merge with and into Stock Yards Bank & Trust Company, a wholly-owned bank subsidiary of SYB, with Stock Yards Bank & Trust Company continuing as the surviving bank.

At the effective time of the Merger, each outstanding share of Bancorp common stock will be converted into the right to receive, without interest, (i) $185.81 in cash and (ii) 12.7557 shares of SYB common stock (collectively, the “Merger Consideration”).  The cash portion of the Merger Consideration is subject to reduction if Bancorp’s adjusted shareholders’ equity three days prior to the effective time of the Merger (calculated in accordance with the Merger Agreement) is less than $17.86 million.  Each outstanding option to acquire shares of Bancorp common stock (each, a “Bancorp Stock Option”) that is vested and unexercised immediately prior to the effective time of the Merger will be canceled in exchange for the right to receive an amount in cash, without interest, equal to the spread between the exercise price of such Bancorp Stock Option and the all-cash value of the Merger Consideration at the effective time of the Merger (after giving effect to the adjustment described above, if any).  The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

SYB and Bancorp have made customary representations, warranties and covenants in the Merger Agreement including, among others, covenants by Bancorp (i) regarding the operations of Bancorp’s business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) relating to the obligation of its board of directors to recommend that Bancorp’s shareholders vote in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and (iii) not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction.

The obligations of SYB and Bancorp to consummate the Merger are subject to a number of conditions, including among others: (i) approval of the Merger by the shareholders of Bancorp; (ii) receipt of required regulatory approvals, without the imposition of conditions or requirements upon SYB that would materially reduce the benefits of the proposed transaction or restrict or burden the business or operations of SYB; (iii) the effectiveness of the registration statement for the SYB common stock to be issued in the Merger; (iv) dissenting shares representing less than 10% of the outstanding shares of Bancorp common stock; (v) THE BANK — Oldham County, Inc. having core deposits of not less than $80,000,000 as of the close of business on the third business day immediately preceding the closing date of the Merger; (vi) the absence of any injunction or decree preventing or making illegal consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; and (vii) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party.

The Merger Agreement may be terminated, before or after receipt of shareholder approval, in certain circumstances, including: (i) upon the mutual consent of the parties; (ii) by either party if the Merger is not consummated on or before July 31, 2013; (iii) by either party upon failure to obtain any required regulatory approval or permanent withdrawal of an application for regulatory approval at the request of the applicable regulator; (iv) by either party if the shareholders of Bancorp fail to approve the Merger Agreement; (v) by SYB if Bancorp’s board of directors fails to recommend that the Bancorp shareholders approve the Merger Agreement and the Merger or changes such recommendation; or (vi) by SYB or Bancorp (provided that Bancorp has complied with the non-solicitation provisions set forth in the Merger Agreement and pays the applicable termination fee prior to such termination) if Bancorp’s board of directors approves or enters into an agreement with respect to an alternative third party acquisition proposal.

In addition, the Merger Agreement provides that if the volume weighted average price per share of SYB’s common stock for the twenty consecutive trading days immediately preceding the first date on which all regulatory approvals have been received and Bancorp’s shareholders have approved the Merger Agreement has declined by more than 15% from the volume weighted average price per share of SYB’s common stock for the twenty consecutive trading days immediately preceding the date of the execution of the Merger Agreement, and SYB’s common stock underperforms the NASDAQ Bank Index by more than 15% during such period, Bancorp may terminate the Merger Agreement unless SYB elects to increase the stock portion of the Merger Consideration to offset any reduction in the value of the Merger Consideration that exceeds the 15% decline permitted by the Merger Agreement.

The Merger Agreement further provides that, in connection with the termination of the Merger Agreement under specified circumstances, SYB or Bancorp will be required to pay the other a termination fee of $750,000 or reimburse the other for all reasonable, documented out-of-pocket expenses (up to a maximum of $250,000) incurred by such party in connection with the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.  The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about SYB, Bancorp or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of SYB or Bancorp or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SYB’s public disclosures.

Voting and Support Agreement

As an inducement for SYB and Merger Sub to enter into the Merger Agreement, each director and executive officer of Bancorp who owns shares of Bancorp common stock, reflecting an aggregate of approximately 20% of the outstanding shares of Bancorp common stock, entered into a Voting and Support Agreement with SYB pursuant to which they agreed, among other things, (i) to vote all shares of Bancorp common stock beneficially owned by them in favor of adoption and approval of the Merger Agreement and the proposed transaction and against any alternative transactions and (ii) not to transfer the shares of Bancorp common stock beneficially owned by them prior to the termination of the Voting and Support Agreement.  In addition, each non-employee director of Bancorp agreed to refrain from competing with SYB and from soliciting customers and employees of Bancorp for the period between the date of the Voting and Support Agreement and the effective time of the Merger (except for service on the board of directors of Bancorp) and for a period of one year following the effective time of the Merger.

The form of Voting and Support Agreement is included as Exhibit A to the Merger Agreement which is attached hereto as Exhibit 2.1.  The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting and Support Agreement.

Item 8.01                                           Other Events.

On December 19, 2012, SYB issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.  For additional information about the proposed transaction, see Item 1.01 of this Current Report on Form 8-K.

Forward Looking Statements

This report contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 regarding SYB, Bancorp, and the proposed business combination transaction between SYB and Bancorp.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements.  Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following:  the risk that the expected cost savings, synergies and other financial benefits from the proposed acquisition might not be realized within the expected time frame or at all; the ability to promptly and effectively integrate the business of Bancorp into that of SYB; the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; and the reaction of customers and employees to the proposed transaction. For more information, see the risk factors described in SYB’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).  Forward-looking statements speak only as of the date they are made and none of SYB,  Merger Sub, or their affiliates assumes any duty to update forward looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of a proposed business combination transaction involving SYB and Bancorp.  In connection with the proposed transaction, SYB intends to file with the SEC a registration statement on Form S-4 to register the shares of SYB common stock issuable in the transaction.  The registration statement will contain a proxy statement/prospectus to be distributed to the shareholders of Bancorp in connection with their vote on the proposed transaction.  BEFORE MAKING ANY INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, SHAREHOLDERS OF BANCORP ARE URGED TO READ ALL FILINGS MADE BY SYB IN CONNECTION WITH THE TRANSACTION, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final proxy statement/prospectus will be mailed to shareholders of Bancorp.  Shareholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov) and by accessing SYB’s website (www.syb.com) under the heading “Investor Relations” and then under the link “SEC Filings”.  These documents may also be obtained free of charge from SYB by requesting them in writing to S.Y. Bancorp, Inc., P.O. Box 32890, Louisville, Kentucky 40232-2890; Attention: Nancy B. Davis, or by telephone at (502) 625-9176.

The directors, executive officers and certain other members of management and employees of SYB may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the shareholders of Bancorp.  You can find information about SYB’s executive officers and directors in SYB’s Annual Report on Form 10-K filed with the SEC on February 29, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on March 23, 2012.  The directors, executive officers and certain other members of management and employees of Bancorp may also be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the shareholders of Bancorp.  Information about the directors and executive officers of Bancorp will be included in the proxy statement/prospectus for the proposed transaction.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of December 19, 2012, by and among S.Y. Bancorp, Inc., Sanders Merger Sub, Inc. and The Bancorp, Inc.*
99.1	Press release, dated December 19, 2012, regarding the acquisition of The Bancorp, Inc.

* All schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SYB hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 20, 2012

S.Y. BANCORP, INC.

By:	/s/Nancy B. Davis
Nancy B. Davis Executive Vice President, Treasurer and Chief Financial Officer